Exhibit 99.2
RESTRICTED SHARE AWARD AGREEMENT
     THIS RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”), made effective as of January 2, 2007, between Sykes Enterprises, Incorporated, a Florida corporation (the “Corporation”), and                      (“Participant”).
RECITALS
     In consideration of services to be rendered by the Participant and to provide an incentive to the Participant to remain with the Corporation and its Subsidiaries, it is in the best interests of the Corporation to make an award to Participant under the Sykes Enterprises, Incorporated 2001 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference, consisting of shares of the Corporation’s common stock, par value $.01 per share (“Stock”) which will be issued subject to (a) restrictions on transfer for a period of time and (b) divestiture under certain conditions, all as described herein (“Restricted Stock”), in accordance with the terms of this Agreement.
     The Participant hereby acknowledges receipt of a copy of the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.
     NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Grant of Restricted Stock. The Corporation hereby grants to Participant a total of                                          (                    ) shares of Stock (the “Performance Based Restricted Shares”), and a total of                                          (                    ) shares of Stock (the “Employment Based Restricted Stock”) subject to the transfer restrictions and other conditions set forth in this Agreement (collectively, the “Restricted Shares”). The Corporation shall cause the Restricted Shares to be issued and a stock certificate representing the Restricted Shares to be registered in the name of Participant promptly upon execution of this Agreement, but the stock certificate shall be delivered to, and held in custody by, the Corporation until the applicable restrictions lapse at the times specified in Section 1.2 below. On or before the date of execution of this Agreement, Participant shall deliver to the Corporation one or more stock powers endorsed in blank relating to the Restricted Shares, which will permit transfer to the Corporation of all or any portion of the Restricted Shares and any securities constituting Retained Distributions (as defined below in Section 1.1(a)(ii)) that shall be forfeited or that shall not become vested in accordance with this Agreement.

     1.1. Restrictions.
     (a) Participant shall have all rights and privileges of a shareholder of the Corporation with respect to the Restricted Shares, including voting rights and the right to receive dividends paid with respect to such shares, except that the following restrictions shall apply, until such time or times as restrictions lapse under Section 1.2 of this Agreement:
     (i) Participant shall not be entitled to delivery of the certificate or certificates for any of the Restricted Shares until the restrictions imposed by this Agreement have lapsed with respect to those Restricted Shares, at the times defined in Section 1.2;
     (ii) other than regular cash dividends and such other distributions as the Board of Directors may in its sole discretion designate, the Corporation will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts;
     (iii) the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Participant before these restrictions have lapsed pursuant to Section 1.2, except with the prior written consent of the Administrator; and
     (iv) the Restricted Shares and Retained Distributions shall be subject to forfeiture upon termination of Participant’s employment with the Corporation to the extent set forth in Section 1.4 below and upon the breach of any restrictions, terms or conditions of this Agreement.
     Once any portion of Participant’s Restricted Stock award has become vested under Section 1.2, the newly vested shares shall no longer be subject to the preceding restrictions, and shall no longer be considered to be Restricted Shares.
     (b) Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.
     1.2 When Restrictions Lapse.
     (a) Restricted Shares Based Upon Operating Income. With regard to 2/3 of the Restricted Shares (the “Income Based Restricted Shares”), such Income Based Restricted Shares shall vest and the restrictions set forth in this Agreement shall lapse with respect to such vested shares on March 16, 2010, provided that (i) the Income from Operations of the Corporation, as reported in its audited Consolidated Statement of Operations, during fiscal years 2007, 2008 and 2009 (measured from January 1, 2007 to December 31, 2009, inclusive) equals a cumulative total amount of at least $106.13 million (“Income from Operations Calculation”), and (ii) Participant is employed by the Corporation or a Subsidiary on such date. The number of the Income Based

Restricted Shares which shall vest, and with regard to which the restrictions shall lapse shall be a number equal to 53.3% of the Income Based Restricted Shares in the event the Income from Operations Calculation is $106.13 million and shall increase on a pro-rata basis up to a number equal to 66.7% of the Income Based Restricted Shares in the event the Income from Operations Calculation is $110.21 million. In the event the Income from Operations Calculation is between $110.21 million and $120.88 million, the number of Income Based Restricted Shares which shall vest, and with regard to which the restrictions shall lapse shall increase on a pro-rata basis between a number equal to 66.7% of the Income Based Restricted Shares up to a number equal to 100% of the Income Based Restricted Shares.
     (b) Restricted Shares Based Upon Revenue. With regard to 1/3 of the Restricted Shares (the “Revenue Based Restricted Shares”), such Revenue Based Restricted Shares shall vest and the restrictions set forth in this Agreement shall lapse with respect to such vested shares on March 16, 2010, provided that (i) the Gross Revenue from Operations of the Corporation, as reported in its audited Consolidated Statement of Operations, during fiscal years 2007, 2008 and 2009 (measured from January 1, 2007 to December 31, 2009, inclusive) equals a cumulative total of at least $1.932 billion (“Gross Revenue from Operations Calculation”), and (ii) Participant is employed by the Corporation or a Subsidiary on March 16, 2010. The number of the Revenue Based Restricted Shares which shall vest, and with regard to which the restrictions shall lapse shall be a number equal to 53.3% of the Revenue Based Restricted Shares in the event the Gross Revenue from Operations Calculation is $1.932 billion and shall increase on a pro-rata basis up to a number equal to 66.7% of the Revenue Based Restricted Shares in the event the Gross Revenue from Operations Calculation is $1.992 billion. In the event the Gross Revenue from Operations Calculation is between $1.992 billion and $2.147 billion, the number of Revenue Based Restricted Shares which shall vest, and with regard to which the restrictions shall lapse shall increase on a pro-rata basis between a number equal to 66.7% of the Revenue Based Restricted Shares up to a number equal to 100% of the Revenue Based Restricted Shares.
     (c) Restricted Shares Based Upon Continued Employment. With regard to the Employment Based Restricted Stock, subject to the limitations herein, 1/3 shall vest and the restrictions on such vested shares shall lapse on and after each of March 16, 2008, March 16, 2009 and March 16, 2010, provided that Participant is employed by the Corporation or a Subsidiary on such date.
     (d) Vesting Upon Change in Control. The foregoing notwithstanding, in the event of a Change in Control (as defined in the Plan) prior to the date the Restricted Shares vest, all of the Restricted Shares shall vest and the restrictions set forth in this Agreement shall lapse with respect to such vested shares on the date of the Change in Control, provided that Participant is employed by the Corporation or a Subsidiary on the date of the Change in Control.
     1.3. Issuance of Stock Certificates for Shares. The stock certificate representing the Restricted Shares shall be issued promptly following the execution of this Agreement, and shall be delivered to the Corporate Secretary or such other custodian as may be designated by the Corporation, to be held until the restrictions have lapsed under Section 1.2. Such stock certificates shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Share Award Agreement entered into between the registered owner and Sykes Enterprises, Incorporated. A copy of such Agreement is on file in the offices of, and will be made available for a proper purpose by, the Corporate Secretary of Sykes Enterprises, Incorporated.
     Once the restrictions imposed by this Agreement have lapsed with respect to any portion of the Restricted Shares, upon the written request of Participant, a stock certificate or certificates for such portion of the Restricted Shares shall be returned and exchanged for new stock certificates without the foregoing legend for the newly vested portion of the Restricted Shares. Upon the written request of Participant, the certificates representing the newly vested shares shall be delivered to Participant (or to the person to whom the rights of Participant shall have passed by will or the laws of descent and distribution) promptly after the date on which the restrictions imposed on such shares by this Agreement have lapsed, but not before Participant has made any tax payment to the Corporation or made other arrangements for tax withholding, as required by Section 2. The certificate for any Restricted Shares which vest as a result of a Change in Control, shall be delivered promptly after the date of the Change in Control.
     1.4. Forfeiture On Termination of Employment. If the Participant’s employment with the Corporation or Subsidiary is terminated for any reason, either by the Corporation or Participant, prior to the date on which the Restricted Shares have vested and the restrictions set forth in this Agreement have lapsed with respect to such vested shares pursuant to Section 1.2, any Restricted Shares remaining subject to the restrictions imposed by this Agreement shall be forfeited, unless there shall have been a Change in Control (as defined in the Plan) prior to such date, in which event the provisions of Section 1.2(c) shall control.
     2. Tax Withholding. Whenever the restrictions on Participant’s rights to some or all of the Restricted Shares lapse under Section 1.2 of this Agreement, or upon Participant’s notification to the Corporation that Participant is filing an election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares, the Corporation shall notify Participant of the amount of tax which must be withheld by the Corporation under all applicable federal, state and local tax laws. Participant agrees to make arrangements with the Corporation to (a) remit a cash payment of the required amount to the Corporation, (b) to authorize the deduction of such amounts from Participant’s compensation, (c) deliver to the Corporation shares of Stock currently held by the Participant (including newly vested Restricted Shares) with a Fair Market Value on the date of delivery to the Corporation equal to the required amount, or (d) to otherwise satisfy the applicable tax withholding requirement in a manner satisfactory to the Corporation.
     3. Agreement Not to Affect Employment; No Implied Rights. None of this Agreement or the Restricted Shares granted hereunder shall confer upon Participant any right to continued employment with the Corporation or any Subsidiary, and shall not in any way modify or restrict the Corporation’s or such Subsidiary’s right to terminate such employment. This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Subsidiary and the Participant or any other person.
     4. Agreement Subject to the Plan. This Agreement and the rights and obligations of the parties hereto are subject to and governed by the terms of the Plan as the same may be amended from time to time, the provisions of which are incorporated by reference into this Agreement.
     5. Miscellaneous.
     (a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
     (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.
     (c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Florida, without giving effect to principles of conflicts of law.
     (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein.
     (e) The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.
     (f) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, and of Participant and Participant’s personal representatives.
     (g) This Agreement may be executed by either of the parties (the “Originating Party”) and transmitted to the other party (the “Receiving Party”) by facsimile, telecopy, telex or other form of written electronic transmission, and, upon confirmation of receipt thereof by the Receiving Party, this Agreement shall be deemed to have been duly executed by the Originating Party. Upon the request of the Receiving Party, the Originating Party shall provide the Receiving Party with an executed duplicate original of this Agreement.
     IN WITNESS WHEREOF, the parties have executed this Restricted Share Award Agreement on the date and year first above written.

SYKES ENTERPRISES, INCORPORATED

By:

PARTICIPANT